EXHIBIT 10.2


EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement") is made as of February 1st, 2006, by and between Trinity Learning Corporation, a Utah corporation (the "Company"), and Patrick Quinn, an individual (the "Executive"). Certain definitions are set forth in Section 4 of this Agreement.

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1.   Employment.

          (a) Position and Duties. The Company agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending upon termination pursuant to Section 1(c) hereof (the "Employment Period"). Executive shall serve as a Vice President Finance and Chief Financial Officer of the Company and shall have all of the duties, powers and responsibilities customarily delegated and assigned therewith, subject to the management and control of the Company's Board of Directors (the "Board").

          (b)  Compensation.

               (i) Salary. During the Employment Period, the Company will pay Executive a base salary (the "Annual Base Salary") of $187,000 per annum (payable semi-monthly) or such other higher rate as the Board may designate from time to time. The Board will review Executive's Annual Base Salary at least once during each calendar year, beginning with calendar year 2007. Executive's Annual Base Salary for any partial year will be prorated based upon the number of days elapsed in such year.

               (ii) Bonus. Within the first forty-five (45) days of the date hereof, the Board will determine a bonus plan for Executive, which shall be effective for calendar year 2006 and all subsequent calendar years of the Company (and portions thereof) during the Employment Period. The bonus plan shall take into account the proposed budget for the applicable year and other reasonable objectives determined by the Board. Upon completion of calendar year 2006 and each subsequent calendar year of the Company, the Board will award a bonus to Executive an amount to be determined in accordance with the bonus plan criteria, giving effect to the Company's achievement of the budgetary and other reasonable objectives identified in the bonus plan for the applicable calendar year (the "Annual Bonus").

               (iii) Benefits. During the Employment Period, Executive will be entitled to such disability insurance, health insurance, and other benefits as are commensurate for similarly situated employees as determined from time to time by the Board. Executive shall also be entitled to a car allowance of $1000 per month and four (4) weeks paid vacation per calendar year.

               (iv) Moving Expenses. If Executive is required to relocate to a new geographic region in connection with his employment hereunder, the Company will reimburse Executive for all reasonable moving and relocation expenses.


               (v) Option to Purchase Shares. During calendar year 2006, the Company shall issue to Executive an option to purchase up to 250,000 shares of the Company's common stock. Such option shall vest over a three-year period and the terms and conditions of such option shall be governed by a stock option agreement to be executed by the parties and in accordance with the Company's 2002 Stock Plan, as amended. Executive shall receive additional options to acquire a like number of shares of common stock during each subsequent calendar year of employment.

          (c) Term and Termination. The Employment Period will commence on the execution date hereof and continue until December 31, 2007 (the "Term") unless earlier terminated pursuant to the first to occur of (i) Executive's resignation, death or Disability (as defined in Section 4, below), or (ii) termination by the Company with or without Cause (as defined in Section 4, below). The Term may be extended upon the written agreement of the Company and Executive.

          (d)  Severance.

               (i) Termination Without Cause, or for Death or Disability. If Executive's employment is terminated by the Company without Cause, or for death or Disability prior to the end of the Term, then the Company shall pay Executive each month a payment, equal to his monthly salary (based on his Annual Base Salary), for a six (6) month period with the first payment beginning one month after the date of termination of employment (the "Severance Payments"). The Company shall also allow Executive to continue participating in all of the Company's medical, disability and life insurance plans on the same basis as he was participating prior to termination (e.g., if his participation was at the Company's sole expense prior to termination, it will be at the Company's sole expense during the severance period), but only to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. In addition, the Company shall pay Executive the portion of the Annual Bonus attributable to any calendar year of the Company (or portion thereof) accrued through the date of termination. Executive shall be entitled to exercise his outstanding stock options that he has in accordance with the Company's Stock Option Plan. Any Advisory Agreement between the Company and Executive shall remain in effect in accordance with its terms.

               (ii) Resignation. If Executive's employment is terminated due to Executive's resignation, then Executive shall be entitled to receive his Annual Base Salary plus any accrued leave through the date of termination. All of Executive's rights to Annual Base Salary and benefits hereunder which accrue or become payable after the date of such termination of the Employment Period shall cease upon such termination. All of Executive's rights to the Annual Bonus which accrue or become payable before or after the date of such resignation shall terminate and cease upon such resignation. Executive shall be entitled to retain all stock options he has in accordance with the Company's Stock Option Plan. Any Advisory Agreement between the Company and Executive shall remain in effect in accordance with its terms.

               (iii) Termination With Cause. If Executive's employment is terminated by the Company with Cause, then Executive shall be entitled to receive his Annual Base Salary through the date of termination. All of Executive's rights to receive any other compensation or benefits from the Company shall cease on the date of termination.
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          2.   Confidential Information.  Executive acknowledges that the confidential or proprietary information, observations and data of the Company obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company and its Affiliates are the property of the Company, including information concerning acquisition opportunities in or reasonably related to the Company's business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that he will not disclose to any unauthorized person outside the ordinary course of business or use for his own account any of such information, observations or data without the Board's written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive agrees to deliver to the Company at the termination of the Employment Period, or at any other time the Company may reasonably request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control.

          3.   Noncompetition and Nonsolicitation.

          (a) Noncompetition. Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and that his services will be of special and unique value to the Company. Therefore, Executive agrees that, during the Employment Period and for six months after the payment by the Company of any Severance Payments (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business that provides products or services similar or identical to those provided by the Company or any of its Affiliates at the time of such termination.

          (b) Nonsolicitation. During the term of the Employment Period and the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates, or in any way interfere with the relationship between the Company or any of its Affiliates and any such employee thereof, (ii) hire or engage, or offer to hire or engage, any employee of the Company or any of its Affiliates, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of its Affiliates to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Affiliates.


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          (c)  Enforcement.  If, at the time of enforcement of Section 2 or
3 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

          4.   Definitions.

          "Affiliate" of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity. For purposes of this Agreement, Affiliates of the Company include, without limitation, all subsidiaries of the Company and any companies that it shall hereafter acquire.

          "Cause" means (i) the conviction of a felony or a crime involving moral turpitude or the commission of any act constituting intentional dishonesty or fraud with respect to the Company or any of its Affiliates or any of their customers or suppliers, (ii) intentional conduct tending to bring the Company or any of its Affiliates into substantial public disgrace or disrepute, (iii) substantial and repeated material failure to perform duties of the office held by Executive as reasonably directed by the Board, and such failure is not cured within 30 days after Executive receives written notice thereof from the Board, (iv) recklessness or willful misconduct with respect to the Company or any of its Affiliates, or (v) any material breach of Section 2 or 3 of this Agreement.

          "Disability" means the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of Executive to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 days (whether or not consecutive) during any 180-day period, as determined in the reasonable judgment of the Board after receipt of competent medical advice.

          "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          5. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by telecopy or seven (7) days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

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          If to the Company:
               Trinity Learning Corporation
               4101 International Parkway
               Carrollton, TX 75007
               Attention:  Chief Executive Officer
               Telephone:  ______________
               Facsimile:  _______________
          If to Executive:
               Patrick Quinn
               _______________
               _______________
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
          6.   General Provisions.
              (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
              (b) Complete Agreement. This Agreement, the exhibits attached hereto, those documents expressly referred to herein and other documents executed by the Company and Executive of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
              (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
              (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable.
              (e) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement and any exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Any suit or action brought by the Company or by Executive shall be brought in the State of Utah.

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         (f)  Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
              (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive.
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          IN WITNESS WHEREOF, the parties hereto have executed this
Employment Agreement on the date first written above.



TRINITY LEARNING CORPORATION


By:
Its:

PATRICK QUINN